EXHIBIT 23

INDEPENDENT AUDITORS’ CONSENT

The Board of Directors
Jefferies Group, Inc.:

     We consent to incorporation by reference in the Registration Statements No. 2-94727 dated December 6, 1984; No. 33-17065 dated September 8, 1987; No. 33-19741 dated January 21, 1998; No. 33-64318 dated May 27, 1993; No. 33-64490 dated June 15, 1993; No. 033-52139 dated February 3, 1994; No. 033-54373 dated June 30, 1994, No. 333-02489 dated April 12, 1996, and No. 333-84079 dated July 29, 1999, all on Form S-8, No. 033-54265 dated July 15, 1994, and No. 333-40263 dated December 5, 1997, both on Form S-4, and No. 333-76310 dated January 4, 2002 and No. 333-81354 dated January 24, 2002, both on Form S-3 of Jefferies Group, Inc. of our report dated January 14, 2002, relating to the consolidated statements of financial condition of Jefferies Group, Inc. and subsidiaries as of December 31, 2001 and 2000, and the related consolidated statements of earnings, changes in stockholders’ equity and comprehensive income (loss) and cash flows for each of the years in the three-year period ended December 31, 2001, which report appears in the December 31, 2001 annual report on Form 10-K of Jefferies Group, Inc.

/s/ KPMG LLP

Los Angeles, California
February 27, 2002